U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	City Loan, Inc.
File No. 000-50561

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of City Loan, Inc. dated December 9, 2008 and agree with the statements relating only to Jaspers + Hall, PC, contained therein.

Very truly yours,

/s/ Jaspers+ Hall, PC
Jaspers + Hall, PC